UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 14, 2006

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On December 14, 2006, Maui Land & Pineapple Company, Inc. (the “Company”), as Borrower, entered into a First Amendment to Revolving Line of Credit Loan Agreement (the “Amendment”) with the American AgCredit, FLCA, as Lender.  The Amendment principally increased the line of credit from $15 million to $25 million and extended the draw period and maturity date from June 2009 to June 2011.  Provided that there is no default or event of default (as defined), the maturity date of the line of credit will automatically extend to June 2026.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company’s entry into the Amendment described in Item 1.01 constitutes the creation of a direct financial obligation.  The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Description

10.1

First Amendment to Revolving Line of Credit Loan Agreement between American AgCredit, FLCA, successor in interest to Pacific Coast Farm Credit Services, ACA (Lender) and Maui Land & Pineapple Company, Inc. (Borrower), dated as of December 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: December 19, 2006	By:	/S/ ROBERT I. WEBBER
Robert I. Webber
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

First Amendment to Revolving Line of Credit Loan Agreement between American AgCredit, FLCA, successor in interest to Pacific Coast Farm Credit Services, ACA (Lender) and Maui Land & Pineapple Company, Inc. (Borrower), dated as of December 4, 2006.